Exhibit 10.2

          CAPITAL ADVISORY AND FINANCIAL CONSULTING SERVICES AGREEMENT

     THIS CAPITAL ADVISORY AND FINANCIAL CONSULTING SERVICES AGREEMENT (this "AGREEMENT") is made and entered into effective as of the 31st day of March, 2000, by and between TSI HANDLING, INC. d/b/a DYNA-CAM ENGINE CORPORATION, a Nevada corporation with a place of business at 23960 Madison, Torrance,
California 90505 ("Dyna-Cam"), and AZTORE HOLDINGS, INC., an Arizona corporation, doing business as Bulldog Advisors, with a place of business at 3710 East Kent Drive, Phoenix, Arizona 85044 ("BULLDOG").

                                    RECITALS:

     A. Bulldog is in the business of providing certain financial consulting and capital advisory services to clients.

     B. Dyna-Cam desires to engage Bulldog, and Bulldog desires to be so engaged, to provide services to Dyna-Cam in the above mentioned areas of expertise.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, Dyna-Cam and Bulldog hereby agree as follows:

1.   ENGAGEMENT

     (a) During the term of this Agreement, Dyna-Cam hereby engages Bulldog, and Bulldog agrees to be so engaged, to provide (i) financial consulting services related to, among other activities, Dyna-Cam's financial reporting, internal accounting, capital raising, investment activities and such other financial matters as may be requested from time to time by Dyna-Cam, (ii) capital advisory and investment banking services related to capital raising transactions, including, without limitation, bank financing, public and private debt or equity placements and such other capital advisory services as may be requested from time to time by Dyna-Cam, and (iii) advisory and investment banking services related to any merger and acquisition activities, including any acquisition of Dyna-Cam or its assets (collectively, the "SERVICES"). Bulldog is solely responsible for determining the manner in which the Services are to be provided; PROVIDED, HOWEVER, that Bulldog shall provide the Services in accordance with standards reasonably acceptable to Dyna-Cam.

     (b) Dyna-Cam acknowledges that Bulldog's performance of the Services may be dependent on timely decisions and approvals by Dyna-Cam and Bulldog shall be entitled to rely on all decisions and approvals of Dyna-Cam in connection with the Services. Further, Dyna-Cam acknowledges that Bulldog will be relying upon the information that Dyna-Cam provides and Dyna-Cam represents and warrants that such information is and shall be true, accurate and complete. Because of the importance of such information to Bulldog's satisfactory performance of the Services, Dyna-Cam agrees to release Bulldog and its personnel from any liability  and  costs  relating  to the  Services  attributable  to  any  false, inaccurate or incomplete information provided by Dyna-Cam. It shall be the responsibility of Dyna-Cam's management to make implementation and strategic decisions, if any, and to determine further courses of action with respect to any recommendations made by Bulldog.
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2.   NO AUTHORITY TO BIND DYNA-CAM

     Bulldog shall not have any right, power or authority to create any obligation, express or implied, or make any representation on behalf of Dyna-Cam except as Bulldog may be expressly authorized in advance in writing from time to time by Dyna-Cam and then only to the extent of such authorization.

3.   FEES; PAYMENT TERMS

     (a) Dyna-Cam shall pay Bulldog a fee of $150 per hour for Services rendered under Section 1(a)(i) this Agreement. Dyna-Cam shall pay the amounts due to Bulldog within 30 days of receipt of invoices submitted by Bulldog. Any invoice remaining unpaid for more than 30 days from receipt shall accrue interest at a rate of the lesser of one and one-half percent per month or the highest rate allowed by law. In the event of any dispute with regard to a portion of an invoice, the undisputed portion shall be paid as provided herein.

     (b) Dyna-Cam shall pay Bulldog a fee equal to five percent of the gross proceeds derived from the exercise of any of its outstanding A Warrants, B Warrants, C Warrants, D Warrants, E Warrants or F Warrants ("WARRANTS"). Such amounts shall be payable within 10 business days of receipt of any proceeds from the exercise of the Warrants. Dyna-Cam shall instruct its paying agent to directly remit proceeds due to Bulldog under this Section 3(b) upon payment of any net proceeds to Dyna-Cam. In the event Dyna-Cam fails to instruct the transfer agent, Bulldog shall do so and the transfer agent is hereby authorized to implement such instruction upon receipt of a copy of this Agreement. Dyna-Cam shall not call or fail to extend any of the Warrants without the consent of Bulldog or, in lieu of such consent, payment of an amount equal to the fee payable had all affected Warrants been exercised. The amounts due Bulldog under this Section 3(b) are in addition to the amounts payable under Section 3(a) and shall be deemed earned upon any exercise of the applicable outstanding warrants.

     (c) Dyna-Cam shall pay Bulldog a non-accountable expense reimbursement fee equal to 1.5% of the gross funds raised by Dyna-Cam from the sale of its Series A 10% Cumulative Convertible Preferred Stock which shall be earned upon any such sale and payable in addition to any other fees hereunder.

     (d) Dyna-Cam shall pay Bulldog customary investment banking fees for Services rendered under Section 1(a)(ii) or (iii) of this Agreement. Throughout the term of this Agreement, Bulldog shall have a right of first refusal to perform any Services specified in Section 1(a)(ii) or (iii) of this Agreement on behalf of Dyna-Cam.

4.   EXPENSES

     Dyna-Cam shall reimburse Bulldog for all actual reasonable out-of-pocket expenditures incurred by Bulldog in connection with the Services. Bulldog shall maintain records relating to all expenses incurred in connection therewith and shall provide Dyna-Cam access to such records upon request during normal business hours.

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
5.   WARRANTY

     (a) Bulldog warrants that the Services will be performed in a professional and workmanlike manner and shall reperform any work not in compliance with this warranty brought to its attention within 30 days after that work is performed. Bulldog does not warrant and will not be responsible for the performance of any third party product or service. THE PRECEDING IS BULLDOG'S ONLY WARRANTY CONCERNING THE SERVICES AND IS MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE.

     (b) Dyna-Cam acknowledges and agrees that its ability to achieve the full benefit of the Services is largely dependent on numerous financial, markets and other factors not within Bulldog's control. Accordingly, Bulldog does not warrant or guarantee that the benefits expected to be derived from the Services will actually be achieved.

6.   BULLDOG'S COVENANTS

     (a) Bulldog, its employees and agents will comply at all times with all applicable laws and regulations of any jurisdiction in which Services are provided and with all applicable Dyna-Cam rules, policies and standards.

     (b) Bulldog, its employees and agents will comply at all times with all security provisions in effect from time to time at Dyna-Cam's premises with respect to access to premises and materials and information belonging to Dyna-Cam.

     (c) Bulldog shall not use Dyna-Cam's name in any promotional materials or other communications with third parties without Dyna-Cam's prior written consent.

     (d) Bulldog is legally authorized to engage in business in the United States and will provide Dyna-Cam satisfactory evidence of such authority upon request.

7.   CONFIDENTIALITY

     During the course of performance of this Agreement, each party may be given access to information (regardless of whether in oral, written, electronic, digital, magnetic or other form or media) that relates to the other's past, present, and future research, development, business activities, customers, products, services, and technical knowledge, and has been identified as proprietary or confidential ("CONFIDENTIAL INFORMATION"). In connection therewith, the following subsections shall apply:

     (a) Confidential Information of the other party may be used by the receiver only in connection with the Services.

     (b) Each party agrees to protect the confidentiality of the Confidential Information of the other in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind. Access to the Confidential Information shall be restricted to those of Dyna-Cam's and Bulldog's personnel engaged in a use permitted hereby.

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
     (c) Confidential Information may not be copied or reproduced without the discloser's prior written consent.

     (d) All Confidential Information made available hereunder, including copies thereof (regardless of whether in written, electronic, digital, magnetic or other form or media), shall be returned or destroyed (including deleting such information from all computer systems) upon the first to occur of (i) termination of this Agreement or (ii) request by the discloser.

     (e) Nothing in this Agreement shall prohibit or limit either party's use of information (including, but not limited to, ideas, concepts, know-how, techniques, and methodologies) (i) previously known to it without obligation of confidence, (ii) independently developed by it, (iii) acquired by it from a third party which is not, to its knowledge, under an obligation of confidence with respect to such information, or (iv) which is or becomes publicly available through no breach of this Agreement.

     (f) In the event either party receives a subpoena or other validly issued administrative or judicial process requesting any portion of the Confidential Information of the other party, it shall promptly notify the other party and tender to it defense of such demand. Unless the demand shall have been timely limited, quashed or extended, the recipient shall thereafter be entitled to comply with such subpoena or other process to the extent permitted by law. If requested by the disclosing party, the recipient shall cooperate (at the expense of the disclosing party) in the defense of a demand.

8.   INDEMNIFICATION

     (a) Each party (an "INDEMNIFYING PARTY") shall indemnify and hold the other party, its employees and agents (each, an "INDEMNIFIED PARTY"), harmless from and against all claims, demands, loss, damage or expense, including reasonable attorneys' fees (collectively, "LOSSES"), to the extent such Losses are caused by the negligence, willful acts or omissions or breach of this Agreement of or by the Indemnifying Party and except to the extent such Losses are caused by the negligent or willful acts or omissions of the Indemnified Party.

     (b) To receive the foregoing indemnity, the Indemnified Party must promptly notify the Indemnifying Party in writing of a claim or suit and provide reasonable cooperation (at the Indemnifying Party's expense) and full authority to defend or settle the claim or suit. Neither party shall have any obligation to indemnify the other under any settlement made without its written consent.

9.   TERM AND TERMINATION

     (a) The term of this Agreement shall commence on the date hereof and shall continue for a period of five years unless sooner terminated in accordance with the provisions hereof. If not terminated in accordance with the provisions hereof, the term of this Agreement shall be extended for successive one year periods upon the fifth anniversary hereof and on each one year anniversary thereafter.

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     (b) Either party may terminate  this  Agreement,  with or without cause and without penalty, upon 60 days written notice given in the 60 day period prior to any one year anniversary of the effective date of this Agreement.

     (c) Either party may, upon 30 days written notice identifying specifically the basis for such notice, terminate this Agreement for breach of a material term or condition of this Agreement, provided the breaching party shall not have cured such breach within the 30-day period.

     (d) In the event this Agreement is terminated for any reason, Dyna-Cam shall pay Bulldog for all fees and expenses due under Section 3(a) above through the effective date of such termination. Amounts due Bulldog under Section 3(b) above shall be due and payable in accordance with the terms of such section regardless of termination of this Agreement prior to exercise of any of the applicable warrants.

     (e) Sections 7, 8, 9, 11 and 12 of this Agreement shall survive termination of this Agreement for any reason.

10.  INDEPENDENT CONTRACTOR

     Bulldog is and shall remain an independent contractor and Bulldog acknowledges, and confirms to Dyna-Cam, its status as that of an independent contractor. Nothing herein shall be deemed or construed to create a joint venture, partnership, agency or employment relationship between the parties for any purpose, including but not limited to taxes or employee benefits. Bulldog shall be solely responsible for payment of any and all employment related taxes, insurance and employee benefits with respect to Bulldog's personnel.

11.  GOVERNING LAW; VENUE

     This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without reference to choice of law principles. The parties agree to bring any actions related to this Agreement only in the state and federal courts sitting in Maricopa County, Arizona.

12.  LIMITATION OF LIABILITY

     BULLDOG'S MAXIMUM LIABILITY RELATING TO SERVICES RENDERED HEREUNDER (REGARDLESS OF FORM OF ACTION, WHETHER IN CONTRACT, NEGLIGENCE OR OTHERWISE) SHALL BE LIMITED TO THE FEES PAID TO BULLDOG FOR THE PORTION OF THE SERVICES GIVING RISE TO LIABILITY. IN NO EVENT SHALL BULLDOG BE LIABLE FOR CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE LOSS, DAMAGE OR EXPENSE (INCLUDING WITHOUT LIMITATION, LOST PROFITS, OPPORTUNITY COSTS, ETC.) EVEN IF IT HAS BEEN ADVISED OF THEIR POSSIBLE EXISTENCE. THE ALLOCATIONS OF LIABILITY IN THIS SECTION 12 REPRESENT THE AGREED AND BARGAINED-FOR UNDERSTANDING OF THE PARTIES AND BULLDOG'S COMPENSATION FOR THE SERVICES REFLECTS SUCH ALLOCATIONS.

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13.  SEVERABILITY

     If any term or provision of this Agreement shall be found by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, the same shall not effect the other terms or provisions hereof or the whole of this Agreement, but such term or provision shall be deemed modified to the extent necessary in the court's opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties herein set forth.

14.  NOTICE

     Any notice or other communication given pursuant to this Agreement shall be in writing and shall be effective either when delivered personally to the party for whom intended, or five days following deposit of the same into the United States mail (certified mail, return receipt requested, or first class postage prepaid), addressed to such party at the address set forth on the initial page of this Agreement. Either party may designate a different address by notice to the other given in accordance herewith.

15.  FORCE MAJEURE

     Neither party shall be liable for any delays or failures in performance due to circumstances beyond its control.

16.  COMPLETE AGREEMENT; AMENDMENT

     This Agreement sets forth the entire understanding between the parties hereto and supercedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. No other agreements, representations, warranties or other matters, whether oral or written, shall be deemed to bind the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended except by the mutual written agreement of the parties.

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
     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                         AZTORE HOLDINGS, INC.
                                         d/b/a Bulldog Advisors


                                         By /s/ Michael S. Williams
                                            ------------------------------------
                                            Michael S. Williams
                                            President


                                         TSI HANDLING, INC. d/b/a
                                         DYNA-CAM ENGINE CORPORATION

                                         By /s/ Patricia J. Wilks
                                            ------------------------------------
                                            Patricia J. Wilks
                                            President

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